Exhibit 99.1

Report on the Company’s affairs by Mr. Morse and Ms. Mejia.

Slide 3: Dave.  Where We Are - Our TM in the center of the slide – Your world. Located.  That encapsulates and represents our direction and our approach to the market.  If “it” is important to you and the market viability is present – or developing – then we are committed to find and apply the technology that will allow you to know where the undefined “it” is.  We see Location as the next step of evolution for mobile connectivity!!

Slide 4:  Desiree. Safe Harbor Statement.   And a courtesy reminder that our discussion of the business may include predictions and estimates, along with other information, that are forward looking.  All statements are based on our current judgment and reflects our opinions as of this date.  (Read entire Safe Harbor statement)

Slide 5: Desiree cont’d,  PocketFinder Products

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Here are updated pictures of our devices and packaging.  The new look and feel is significantly updated and in keeping with the cares of our ecology and retail shelf space, we have shrunk the packaging to address both requirements.

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I am particularly pleased with the colors and our features statements that set us apart from all other location devices on the market today.  We expect to see our boxes on selected retail shelves in 4th Quarter this year.  We recognize that it has been a long time coming and we hope that you will celebrate the arrival of the PocketFinder family of products with us.

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Globally, we are working with Tier 1 telecommunications companies in Mexico, South America, and in Europe.  Interest level on both sides of the Atlantic is high for the vehicle solution as well as the personal locator solution.  Along with End User Interface customization, there is considerable work preparing the network infrastructure to support Machine-to-Machine (M2M) solutions. We announced our 1st Purchase Order for the Mexican market yesterday.

Slide 6: (Dave) Vehicle Device Recognition

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To date, we have put little financial support and effort into public relations and product dissemination. The funds recently raised will allow us to change this impediment to company growth and to sales.  However, on merit alone, our vehicle devices and the superb End User Interface we have developed, have not gone unnoticed:

o
Just a few months ago, a parenting magazine, called ParenTeen – spelled Teen, included a very favorable review about our PocketFinder Vehicle device written by teentrak.org.  They stated, “PocketFinder hits it out of the park with its dedicated GPS vehicle tracking system – it performed like its more expensive competitors but at a fraction of the cost.”  We did not solicit this review, nor did we pay any compensation to ParenTeen or Teentrak.org.  This was a wholly independent review of our product from an independent third party.

o
In addition, we have received numerous contacts from other publications that will be followed up with through our forthcoming public relations group. Along with the support of social media outreach, you will begin to see the company, and its products, emerge into the desired world of sales and marketing.

Next Slide 7: (Des)  our Product Differentiators:

●	As we prepare for our upcoming launch, we want to highlight the features that set us apart from all other GPS based location devices on the market:
o	The unique size and form factor of the personal locator device itself. We have the only single board solution with the safety of a round device devoid of all sharp corners.
o
User Integration:  our End User Interface is second to none.  It is built to be simple and intuitive.  Simple to use and easy to customize – customer by customer – so it fits your life and your busy schedule.  Our goal has been to make the technology transparent – our geeks love it and customers don’t even have to think about it.  You know where your loved ones, pets and things are with the touch of your smartphone or via the Internet.  And you will find that all of the cool features and capabilities available through our website will also be available through many mobile devices.

o
All of our products are waterproof and extremely rugged.  We built our devices to withstand the most punishing environments in the world which includes the rigors of young, active children and pets.  We have never faltered from that commitment and we have built a device that meets the demands of everyday living and use – rain or shine.

o
Battery life.  With satellites circling the globe and cell phone towers doting our countryside, it takes power to connect to both – one for your location information and the other to transmit that information to other account holders.  Development challenges have been many but battery life has been one of the toughest – as witnessed by any of you who have purchased one of our competitor’s devices!  With the device reporting every 10 minutes you will experience 3 to 5 days of use.  We know of no other product that comes close to matching this critical feature’s performance!

o
History.  Our devices deliver 60 days of breadcrumb history to our Consumer customers and 90 days of history to our Commercial customers.  Location associated to a specific date and time is available at the click of a mouse on the interface’s calendar with all related information quickly and easily accessible.  Another aspect of our great End User Interface.

Slide 8:  (Dave)  Where We Are.

●	Thank you, Des. That is a good reminder of how different our featured PocketFinder truly is. I would now like to shift to look at what we have accomplished:
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In our annual meeting last year, we commented that, “Our top priority for 2011 is to improve the financial performance and status of the Company.”  In the past 12 months we have secured over $13M in additional financing – including the $10M equity raise just completed.

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This has significantly strengthened our balance sheet.  Along with the Raise itself, a significant amount of debt was converted to equity.  An interesting aspect of the raise is that it was co-managed by two strong and well known investment banks:  Think Equity out of San Francisco, CA and Craig-Hallum based in Minneapolis, MN.  We are very grateful for their interest and ongoing support for LBT.

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During the process, we have continued to nurture our relationship with Silicon Valley Bank and based on the strength of the companies we will be doing business with, we expect to have access to funds to support ongoing manufacturing demand.

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We have also identified a Retail launch partner for both the vehicle devices and the PocketFinder personal locator devices to be sold in North America.    We will not receive a PO from this launch partner until we have physical product to deliver, which is currently in process. We can and will announce our launch partner at that time.

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Recently announced, we are working with America Movil representing Telcel Mexico and 18 additional telecom carriers in South America.  Initial sales look to be focused on the vehicle solution with personal locators to follow quickly thereafter.  M2M solutions are high growth opportunities in Latin America and LBT plans to be a contributing player to their success.

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Sufficient funds were allocated to Jabil to order parts for the initial several months of demand in order for us to benefit from bulk component cost savings.  Several of our components carry 8 to 10 weeks of lead time but Jabil’s buying power has been a major influence in our ability to begin production now.  The first 10k devices will be produced during the month of September and delivered to our launch partner in the calendar 4th Quarter with an additional 40,000 manufactured by the end of the year.

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In addition, we are developing an Extended Battery Life device that will deliver 3+ weeks of location information on a single charge.  This version and new addition to the PocketFinder family of products is being developed at the request of several customers for use in a high demand commercial sector.  We expect to begin sales for this product during the 4th Quarter of this year as well.

●	We continue to push our commitment for Intellectual Property. We received several additional patents summing to 27 issued and 15 pending.
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As we stated in our annual meeting last year, the line between production and sales was essentially FUNDS!  This year, in summary, we state that with the success of our recent capital raise, national and international distributors identified, and product soon to be available for sales, we believe that the company is positioned to succeed!  Without these funds delivered at a critical pre-holiday time, we simply would not have been able to deliver product and have them on the shelves in time for the holiday buying time.  It was a critical delivery for the company and for our shareholders!

Slide 9, 10, 11 & 12:  (Des)   Financial Highlights:

●	As Dave reported, we completed a Raise with Think Equity and Craig-Hallum in late July – just over a month ago.
o
It was a straight deal at 20 cents per share and, of supreme importance to the company, no Warrants.  What this means is that we will have less dilution and less overhang in our stock price. Even in an extremely challenging market, we were able to attract good, strong investors who believe in the future of this company and intend to be shareholders for a long time.  We believe that this remarkable accomplishment speaks to the strength and quality of our company and the promising future that lies directly ahead.

o	We were able to add an additional 230 new investors! This adds significantly to our base foundation of investors and supporters of the company.
●	Our Balance Sheet is much improved! By substantially reducing our debt and adding the funds raised through the Private Placement, LBT is in a solid launch position.

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Slide 11 (Des)  This slide looks at our Private Investment Public Equity or PIPE Placements and compares it to other 2011 Private Placement deals closed during the first half of the year.  We focused on comparable deals between $4M and $10M completed for like OTCBB companies.

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Bottom line, our deal was 12% less dilutive than the average Private Investment In Public Equity that closed in 2011 and, just as important, allowed us to meet the delivery requirement for our highly desired launch partner.  Ultimately, we believe that the trade off for working capital and the speed of delivery of funds will be rewarding to all shareholders.

Slide 12:  (Des)    Financial Overview

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We are committed to developing capital resources that will allow us to manage our anticipated growth in a controlled, low-debt financial environment.  Like last year, we hope that our nations, and other countries, do not experience a “double dip” recession.

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We have the ability to bring in our new Chief Marketing and Sales Officer, as well as a CFO to round out our management team.  We are also in the process of bringing in  key contributors with essential launch skills and experience for such areas as Customer Support, Channel and Sales Development and Delivery, and Business Development for customized opportunities, and public relations.  We will continue to bring in essential personnel on an “as needed” basis.

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We remain committed to the outsourcing of our non-core work.  This business model allows us to expand as we respond to existing market opportunities both rapidly and at minimal upfront costs.  It protects the business from needing to raise large blocks of additional capital to manufacture, provide world class customer support, and even for specialized sales opportunities in key vertical markets.  We reiterate that it would take multiple years to break into complex vertical markets that offer promising returns when we can strategically partner with existing leaders in a desired vertical market.

•	We have sufficient cash to begin execution of our business plan and to achieve cash flow.
●	And, the strongest Balance Sheet we have had since going public in 2007.

Slide 13.  (Dave)  Where We Are Going

Slide 14. (Dave cont’d) First, our launch of PocketFinder devices.

●	Our launch partner has been identified and launch preparations are in full swing.
o	We anticipate both Retail and On-line sales to begin in Q4 of this year.
o	We anticipate a 6 month exclusive Retail or “in-store” agreement for distribution in North America as well as a 3 month exclusive On line agreement.
o	The first production run of 10,000 devices is being run and that will allow us to deliver product sometime in early 4th Quarter of this year.
o
As stated, our product will be manufactured in the Jabil facility located in San Jose, CA, probably through the end of 2011.  At that time we will assess the volumes projected and look at additional Jabil manufacturing facilities.

Slide 15.  (Dave cont’d)
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Ultimately, we desire to be recognized as the industry leader in the location based space.  Establishing an International presence is one of our core strategies and greatly extends our ability to reach high product and customer volumes.  We are proud to have announced our partner agreement with America Movil.  They represent high-quality Tier 1 telecom carriers throughout Latin America.

●	The M2M or Machine to Machine market is a strategic imperative for these companies and our products are a great match.
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Initial sales will be for vehicle location devices but they are similarly interested in our PocketFinder personal locator devices.  Assuming we can increase our planned production for personal devices we expect to increase sales of our personal locaters to include America Movil.

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We continue to see small numbers of sales (mostly to families with 1st time drivers but also to businesses with smaller fleets) through our website.  If you have a need for a vehicle location solution for your 1st time driver, prized car, RV, motorcycle, or boat please check us out on our website.

Slide 16.  (Dave cont’d)

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The extended battery life location device version was developed for specific, customized purposes.  It will have the capability to last up to 30 days and will ultimately have the capability to deliver customizable features and sensors.

●	It will be tested by governmental organizations and a few large international air carriers and cargo companies.
●	We are still in the development process but expect to begin sales this year with delivery of product either late this year or early 2012.

Slide 17.  (Desiree)   What’s Happening Now

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Along with our tag line, “If you love it, locate it” we recognize that our task is to link people to people, their pets, and important things by and through the use of technology.  There are many applications in such a broad area of operation but we are focused on a clean and organized initial launch in North America.

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It is a significant leverage strategy for LBT to work with international Tier 1 Wireless Carriers and we are ready to begin the customization and provide the support carriers require to launch M2M products.  The need and applications are there and they are eager to meet them.  We will continue our work with these carriers and begin to ship product this year.

●	We are building our corporate infrastructure, along with an independent Board, in anticipation of growth.
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In anticipation of our 4th Quarter launch, we will be offering a webinar on Thursday, September 29th, to demonstrate our new PocketFinder product including an exciting and greatly updated app with full “in app” capabilities.  Please be on the watch for sign-up details.   With sufficient interest we will continue to offer these webinars.  In addition, you will see us dynamically connecting with customers and potential customers via twitter and Facebook over the next few months and building our social media relationships over time.

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For the most part, the past year has been dedicated to completing development of the PocketFinder devices and putting in motion the plans that will allow us to generate solid cash flow and achieve profitability.  Satisfied and committed customers driving strong cash flows and with the company moving towards overall profitability, we believe that we will see an exciting coming year!  Thank you for joining us today and for the journey ahead.